Contact: Michael J. Hartl
         Senior Vice President and Chief Financial Officer
         Connecticut Bancshares, Inc.
         (860) 645-2596


                  SHAREHOLDERS OF CONNECTICUT BANCSHARES, INC.
                APPROVE MERGER WITH NEWALLIANCE BANCSHARES, INC.


     Manchester,  CT (March 30, 2004) - Connecticut Bancshares,  Inc.
(the "Company") (Nasdaq: SBMC), announced today that its shareholders overwhelmingly approved the pending merger with NewAlliance Bancshares, Inc. (Nasdaq: NABC), New Haven, Connecticut, at a meeting held today. The merger is expected to close on or about April 1, 2004, subject to receipt of all regulatory approvals.

     Connecticut Bancshares, Inc. is the holding company for The Savings Bank of Manchester. Established in 1905, The Savings Bank of Manchester is one of Connecticut's oldest and largest banks. The bank is headquartered in Manchester, Connecticut, with 28 branch offices serving 22 communities throughout central and eastern Connecticut.

FORWARD-LOOKING STATEMENTS

     This news release contains certain forward-looking statements about the merger of the Company and NewAlliance Bancshares, Inc. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating the Company and NewAlliance Bancshares, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the Company and NewAlliance Bancshares, Inc. are engaged, and changes in the securities markets.


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